Exhibit 99.1

Ryerson Announces Completion of Amendment and Extension of Revolving Credit Facility

(Chicago – November 9, 2020) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it has extended the maturity of its $1.0 billion revolving credit facility. The Company expects to continue to use the facility for general corporate purposes including working capital needs, capital expenditures, funding of possible acquisitions, and satisfaction of other obligations of the Company. The revolving credit facility is secured primarily by the inventory and accounts receivable of the company's U.S. and Canadian operating subsidiaries.

Ryerson’s President and Chief Executive Officer Eddie Lehner said, “The amendment and five-year extension of our revolving credit facility marks another important advancement in improving our balance sheet and cost of debt capital following our successful bond refinancing completed during July of this year.  We appreciate the ongoing support of the syndicate of banks involved in our asset-based lending facility.”

Molly Kannan, Controller and Chief Accounting Officer, added, “We are very pleased with the terms and improved structuring of the facility.  Based on market interest rate trends, Ryerson expects to reduce its cash interest expense by an additional $3 million to $5 million annually compared to our prior year revolving credit facility cash interest while further improving our credit quality and profile.”

Bank of America, N.A. is the Administrative Agent and Collateral Agent and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association are Co-Syndication Agents. BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association were the Joint Lead Arrangers and Joint Bookrunners.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 3,900 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2019, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Media and Investor contact:

Justine Carlson

Investor Relations

312.292.5130

investorinfo@ryerson.com

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